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                                                                    Exhibit 99.2

                                 FORM OF PROXY
                      YOUTH SERVICES INTERNATIONAL, INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF YOUTH SERVICES INTERNATIONAL, INC., 2 PARK CENTER COURT, SUITE 200 OWINGS MILLS, MARYLAND 21117.

        The undersigned hereby appoints [Proxy], and [Proxy], and each of them, as proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Special Meeting of Stockholders of Youth Services International, Inc. to be held at [Place] on [Date], 1999, at [Time] and at any and all adjournments and postponements thereof, and in connection therewith, to vote and represent all of the shares of common stock of YSI which the undersigned would be entitled to vote in any capacity if personally present at the special meeting. Said proxies, and each of them, shall have all the powers that the undersigned would have if voting in person. The undersigned hereby revokes any other proxies to vote at such meeting and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

        YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD OR FOLLOW INSTRUCTIONS FOR VOTING BY TELEPHONE SET FORTH ON THE REVERSE SIDE OF THIS CARD.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL

(1) To approve the merger of Palm Merger Corp., a newly organized subsidiary of Correctional Services Corporation, with and into YSI, pursuant to the Agreement and Plan of Merger among CSC, Palm Merger Corp. and YSI dated as of September 23, 1998, and as amended as of January 12, 1999.

        [ ] FOR         [ ] AGAINST             [ ] ABSTAIN

        Each of the above-named proxies present at the special meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder with respect to the proposal and in the discretion of the proxies hereunder on any other business as may properly come before the special meeting. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" THE PROPOSAL.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the joint proxy statement/prospectus (with all
enclosures and attachments) dated      __, 1999 relating to the special
meeting.

                        Dated:          , 1999

                        Note: Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Attorneys, administrators, trustees, guardians and others signing in a representative or fiduciary capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.